UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 1, 2010

KENSINGTON LEASING, LTD.
(Name of small business issuer specified in its charter)

Nevada	000-53559	80-0214025
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

1005 S. CENTER STREET
 REDLANDS. CA 92373
(Address of principal executive offices)

909-708-3708
(Registrant’s telephone number)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On December 1, 2010, Kensington Leasing, Ltd. (the “Company”) and Angelique de Maison entered into a Notice of Exercise and Cancellation of Option, whereby the Company agreed to permit Ms. de Maison to apply the $319,850.21 of principal and accrued interest owed to Ms. de Maison pursuant to that certain promissory note, dated March 31, 2010 (the “Note”), to the partial exercise of the option to purchase common stock, date April 9, 2010 (“Option”), issued by the Company to Merrimen Investments, Inc. (“Merrimen”).  Ms. de Maison had purchased the Option from Merrimen on December 1, 2010.  Concurrently, the Company and Ms. de Maison agreed to terminate the remaining unexercised portion of the Option.

The Note had been issued by the Company to Ms. de Maison pursuant to the commitment made by Ms. de Maison to purchase from the Company, subject to certain conditions, upon the Company’s demand at any time on or prior to March 31, 2011, a note in the amount of $520,000.  The Company may borrow up to an additional $217,662.50 from Ms. de Maison pursuant to this commitment.  The terms of the Note were described in greater detail in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 5, 2010, as amended on April 15, 2010.

Ms. de Maison is Chief Executive Officer, Chairman of the Board of Directors and majority shareholder of Kensington.

Pursuant to the exercise of the Option, Ms. de Maison was issued 3,998,128 shares at an exercise price of $.08 a share.  We issued and sold the option in a transaction not involving a public offering, in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended.  No general solicitation or advertising was used in connection with the sale of the shares, and the Company has imposed appropriate limitations on resales.  There was no underwriter involved.

Item 1.02  Termination of a Material Definitive Agreement

Reference is made to the information provided under item 1.01 of this Report, which is incorporated herein by this reference.

  Item 3.02  Unregistered Sales of Equity Securities

           Reference is made to the information provided under item 1.01 of this Report, which is incorporated herein by this reference.

  Item 9.01  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit 10.1	Notice of Exercise and Cancellation of Option, dated December 1, 2010 between Kensington Leasing, Ltd. and Angelique de Maison

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENSINGTON LEASING, LTD.

By:       /s/ Trisha Malone
Trisha Malone
Chief Financial Officer
Date: December 2, 2010